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                                                                      EXHIBIT 11

                             Arthur Andersen LLP








As independent public accountants, we hereby consent to the use of our report dated September 13, 1996, (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
October 4, 1996